Exhibit 10.20

FIRST AMENDMENT AND WAIVER

FIRST AMENDMENT AND WAIVER, dated as of March 9, 2004 (“First Amendment”), to the Credit Agreement dated as of May 20, 2003 (the “Credit Agreement”), among MUZAK HOLDINGS LLC (“Holdings”), MUZAK LLC as Borrower (the “Borrower”), the lenders from time to time parties thereto (the “Lenders”), BEAR, STEARNS & CO. INC. and LEHMAN BROTHERS INC., as Joint Lead Arrangers, LEHMAN COMMERCIAL PAPER INC. and FLEET NATIONAL BANK, as Co-Syndication Agents, GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent and BEAR STEARNS CORPORATE LENDING INC., as Administrative Agent (“Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, pursuant to Section 10.1 of the Credit Agreement, the Borrower has requested that the Lenders amend the Credit Agreement and the Required Lenders, on the terms and subject to the conditions set forth below, have agreed to amend certain provisions of the Credit Agreement;

WHEREAS, the Borrower requests a waiver of any Default and/or Event of Default relating to Sections 7.1(a) and 7.1(c) of the Credit Agreement to the extent that any such Default and/or Event of Default may occur as a result of the failure by the Borrower to satisfy the requirements of such sections in respect of its fiscal quarter ended December 31, 2003;

WHEREAS, pursuant to Section 10.1 of the Credit Agreement the consent of the Required Lenders is necessary to effect this First Amendment;

NOW, THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. WAIVER

Subject to the satisfaction of the conditions precedent set forth in Section 4 of this First Amendment, the Required Lenders hereby waive:

(a)	any Default or Event of Default of the Company with respect to Section 7.1(a) of the Credit Agreement (as it relates to the Consolidated Leverage Ratio for the December 31, 2003 measurement period only) to the extent that any such Default or Event of Default has occurred prior to the date hereof; and

(b)	any Default or Event of Default of the Company with respect to Section 7.1(c) of the Credit Agreement (as it relates to the Consolidated Fixed Charge Coverage Ratio for the December 31, 2003 measurement period only) to the extent that any such Default or Event of Default has occurred prior to date hereof.

SECTION 2. AMENDMENTS TO CREDIT AGREEMENT

(a)	Section 1.1. The definition of “Consolidated EBITDA” in Section 1.1 is hereby amended by deleting the word “and” immediately prior to clause (i) thereof and inserting the following provision at the end of such clause (i) immediately following the term “Closing Date”:

“, and (j) $900,000, which represents the impact of lost revenue and expenses incurred by the Borrower and its Subsidiaries during the fiscal quarter ended December 31, 2003 as a direct result of the outage of the Telstar 4 satellite in September 2003.”

(b)	Section 3.2(b). Clause (b) of Section 3.2 of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof on the date or dates of receipt of such Net Cash Proceeds, 100% of such Net Cash Proceeds shall be applied on such date toward the repayment of the Loans and the Revolving Commitments shall be reduced by an amount equal to 25% of such Net Cash Proceeds as set forth in Section 3.2(c). If Borrower delivers a Reinvestment Notice in respect of all or a specified portion of the Net Cash Proceeds, then (i) 100% of any portion of the Net Cash Proceeds received and not covered by such Reinvestment Notice shall be applied on the date of receipt of such Net Cash Proceeds toward repayment of the Loans and the Revolving Commitments shall be reduced by an amount equal to 25% of such Net Cash Proceeds not covered by such Reinvestment Notice as set forth in Section 3.2(c) and (ii) 100% of the Reinvestment Prepayment Amount shall be applied on the Reinvestment Prepayment Date toward repayment of the Loans and on such date the Revolving Commitments shall be reduced by an amount equal to 25% of such Net Cash Proceeds as set forth in Section 3.2(c).”

(c)	Section 7.1. Section 7.1 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the provisions set forth in Exhibit A attached hereto.

SECTION 3. REPRESENTATIONS AND WARRANTIES

(a)	Holdings, Borrower and their respective Subsidiaries have taken all necessary action to authorize the execution, delivery and performance of this First Amendment.

(b)	The execution, delivery and performance of this First Amendment will not violate: (i) the Certificate of Incorporation and By-Laws or other organizational or governing documents of Holdings, Borrower or any of their respective Subsidiaries; (ii) any law, treaty, rule or regulation or determination of an arbitrator or a court or other nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory or other organization (including the National Association of Insurance Commissioners), in each case applicable to or binding upon Holdings, Borrower or any of their respective Subsidiaries or any of their property to which they or any of their property are subject; or (iii) any provision of any written agreement, written instrument or other written undertaking to which Holdings, Borrower or any of their respective Subsidiaries is a party or by which any of their property is bound.

(c)	All of the representations and warranties in the Credit Agreement, after giving effect to this First Amendment, are true and correct in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(d)	After giving effect to the waivers described in Section 1 hereof, no Default or Event of Default has occurred and is continuing.

SECTION 4. CONDITIONS TO EFFECTIVENESS

The effectiveness of this First Amendment is subject to the following conditions precedent (unless specifically waived in writing by the Administrative Agent), each to be in form and substance satisfactory to the Administrative Agent:

(a)

The Borrower shall have paid to the Agents and the Lenders, as the case may be, all costs, fees and expenses (including, without limitation, the fees and disbursements of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent) payable to the Agents and the Lenders, including without limitation an amendment fee payable to each Lender executing this First Amendment in an amount equal to 0.10% of such Lender’s outstanding Revolving Commitments.

(b)	All corporate and other proceedings taken or to be taken in connection with this First Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and its legal counsel.

(c)	The Administrative Agent shall have received duly executed counterparts of this First Amendment which, when taken together, bear the authorized signatures of the Borrower, Holdings and the Required Lenders.

(d)	After giving effect to the waivers described in Section 1 hereof, no Default or Event of Default has occurred and is continuing.

SECTION 5. MISCELLANEOUS

(a)	This First Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

(b)	THIS FIRST AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

(c)	Except as expressly provided herein, this First Amendment shall not constitute a consent or waiver to or modification of any other provision, term or condition of the Credit Agreement or any other Loan Document. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Credit Agreement, as amended hereby, and the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

MUZAK LLC, as Borrower

By:	/s/ Catherine Walsh

Name: Catherine Walsh
Title: Treasurer

MUZAK HOLDINGS LLC

By:	/s/ Catherine Walsh

Name: Catherine Walsh
Title: Treasurer

First Amendment and Waiver

S-     of S-

BEAR STEARNS CORPORATE LENDING INC., as Administrative Agent and a Lender

By:	/s/ Victor F. Balzacchelli

Name: Victor F. Balzacchelli
Title: Vice President

First Amendment and Waiver

S-     of S-

LEHMAN COMMERCIAL PAPER INC., as Lender

By:	/s/ Frank P. Turner

Name: Frank P. Turner
Title: Authorized Signatory

First Amendment and Waiver

S-     of S-

FLEET NATIONAL BANK, as Lender

By:	/s/ Kay H. Campbell

Name: Kay H. Campbell
Title: Director

First Amendment and Waiver

S-     of S-

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

By:	/s/ Bhupesh Gupta

Name: Bhupesh Gupta
Title: Duly Authorized Signatory

First Amendment and Waiver

S-     of S-

CANPARTNERS INVESTMENTS IV, LLC, as Lender

By:	/s/ R. Christian B. Eversen

Name: R. Christian B. Eversen
Title: Authorized Member

First Amendment and Waiver

S-     of S-

CANYON CAPITAL CLO 2004-1 LTD., as Lender

By:	/s/ R. Christian B. Eversen

Name: R. Christian B. Eversen
Title: Authorized Member

First Amendment and Waiver

S-     of S-

GOLDENTREE HIGH YIELD OPPORTUNITIES I, L.P., as Lender

By:	/s/ Frederick S. Haddad

Name: Frederick S. Haddad
Title:

First Amendment and Waiver

S-     of S-

GOLDENTREE HIGH YIELD OPPORTUNITIES II, L.P., as Lender

By:	/s/ Frederick S. Haddad

Name: Frederick S. Haddad
Title:

First Amendment and Waiver

S-     of S-

EXHIBIT A

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any fiscal quarter of the Borrower set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ended	Consolidated Leverage Ratio
June 30, 2003	5.00 to 1.0
September 30, 2003	5.00 to 1.0
December 31, 2003	4.75 to 1.0
March 31, 2004	5.25 to 1.0
June 30, 2004	5.25 to 1.0
September 30, 2004	5.00 to 1.0
December 31, 2004	4.75 to 1.0
March 31, 2005	4.75 to 1.0
June 30, 2005	4.75 to 1.0
September 30, 2005	4.75 to 1.0
December 31, 2005 and each fiscal quarter ended thereafter	4.50 to 1.0

(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ended	Consolidated Interest Coverage Ratio
Fiscal quarter June 30, 2003 and each fiscal quarter ended thereafter	2.00 to 1.0

A-1

(c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ended	Consolidated Fixed Charge Coverage Ratio
Fiscal quarter June 30, 2003 through fiscal quarter ended September 30, 2003	1.0 to 1.0
Fiscal quarter December 31, 2003 through fiscal quarter ended September 30, 2004	0.90 to 1.0
Fiscal quarter December 31, 2004 through fiscal quarter ended September 30, 2005	0.95 to 1.0
Fiscal quarter December 31, 2005 through fiscal quarter ended June 30, 2006	1.00 to 1.0
Fiscal quarter September 30, 2006 and each fiscal quarter ended thereafter	1.05 to 1.0

A-2